Exhibit 4.14

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
The following description of our ordinary shares, our 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (the “Series A Preferred Shares”), our 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (the “Series B Preferred Shares”), our 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (the “Series C Preferred Shares”) and certain provisions of Cayman Islands law and our amended and restated memorandum and articles of association (as amended from time to time, the “Articles”) does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, all of the provisions of our Articles and Cayman Islands law.
For purposes of this summary, (i) the term “Company” refers only to FTAI Aviation Ltd., a Cayman Islands exempted company, and not to any of its subsidiaries and (ii) the terms “our”, “us”, and “we” refer to the Company and its consolidated subsidiaries, unless the context requires otherwise.
Authorized Shares
Under the Articles, our authorized share capital consists of:
•2,000,000,000 ordinary shares, par value $0.01 per share (“ordinary shares”); and
•200,000,000 preferred shares, par value $0.01 per share (“preferred shares”), 4,180,000 of which are designated as Series A Preferred Shares, 4,940,000 of which are designated as Series B Preferred Shares and 4,200,000 of which are designated as Series C Preferred Shares.
All of the issued and outstanding ordinary shares and our Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are fully paid and non-assessable.
Ordinary shares
No holder of ordinary shares is entitled to preemptive, preferential or similar rights or redemption or conversion rights. Holders of ordinary shares are entitled to one vote per share on all matters submitted to a vote of holders of ordinary shares. Unless a different majority is required by law or by our Articles, resolutions to be approved by holders of ordinary shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Each holder of ordinary shares is entitled to one vote for each ordinary share held on all matters submitted to a vote of shareholders. Except as provided with respect to any other class or series of shares, the holders of our ordinary shares will possess the exclusive right to vote for the election of directors and for all other purposes. Our Articles do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding ordinary shares can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Although we currently intend to pay regular quarterly dividends to holders of our ordinary shares, we may change our dividend policy at any time. Our net cash provided by operating activities has been less than the amount of distributions to our shareholders. The declaration and payment of dividends to holders of our ordinary shares will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including actual results of operations, liquidity and financial condition, net cash provided by operating activities, restrictions imposed by applicable law, our taxable income, our operating expenses and other factors our board of directors deem relevant. In addition, while any Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares remain outstanding, unless the full cumulative distributions on past distribution periods for such shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions set aside, we are generally prohibited from declaring and paying or setting aside any dividends on our ordinary shares. See “Series A Preferred Shares—Priority Regarding Distributions,” “Series B Preferred Shares—Priority Regarding Distributions” and “Series C Preferred Shares—Priority Regarding Distributions.” Any rights of holders of our ordinary shares to receive dividends, if any, declared from time to time by our board of directors out of legally available funds will also be subject to any preferred rights of holders of any additional preferred shares that we may issue in the future.
There can be no assurance that we will continue to pay dividends in amounts or on a basis consistent with prior distributions to our investors, if at all. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries and our ability to receive distributions from our subsidiaries may be limited by the financing agreements to which they are subject, including the indentures governing our senior notes and the amended and restated revolving credit facility. In addition, pursuant to a the Services and Profit Sharing Agreement with our subsidiary FTAI Aviation Holdco Ltd. and Fortress Worldwide Transportation and Infrastructure Master GP LLC (the “Master GP”), Master GP will be entitled to receive incentive payments before any amounts are distributed by the Company based both on our consolidated net income and capital gains income in each fiscal quarter and for each fiscal year, respectively.

In the event of our liquidation, dissolution or winding up, the holders of our ordinary shares are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred shares prior to distribution.
Our ordinary shares trade on Nasdaq Global Select Market (“Nasdaq”) under the symbol “FTAI”.
Series A Preferred Shares
General
The Articles authorize the Company to issue up to 200,000,000 preferred shares in one or more series, and the Company’s board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, powers and duties of any such series. The “8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares” are designated as one series of our authorized preferred shares, consisting of 4,180,000 Series A Preferred Shares.
The Series A Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preferred Shares rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series A Preferred Shares have a fixed liquidation preference of $25.00 per Series A Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of payment, whether or not declared; provided that the rights of the holders of Series A Preferred Shares to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (as defined below) and to the other matters described under “—Liquidation Rights”.
Our Series A Preferred Shares trade on Nasdaq under the symbol “FTAIP”.
Ranking
With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series A Preferred Shares rank (i) senior and prior to our ordinary shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series A Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series A Preferred Shares or does not state it is junior or senior to the Series A Preferred Shares (including our Series B Preferred Shares and Series C Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series A Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our ordinary shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
The Series A Preferred Shares are not convertible into, or exchangeable for, shares of any other class or series of our share capital or other securities and are not subject to any sinking fund or other obligation to redeem or repurchase the Series A Preferred Shares. The Series A Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series A Preferred Shares.
Distributions
Holders of the Series A Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series A Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series A Preferred Shares, being the date of the completion of the merger, to, but excluding, September 15, 2024 (the “Series A Fixed Rate Period”), 8.25% per annum, and (ii) beginning September 15, 2024 (the “Series A Floating Rate Period”), Three-Month LIBOR (as defined below) plus a spread of 688.6 basis points per annum and that sum will be the distribution rate for the applicable Distribution Period. A “Distribution Period” means the period from, and including, each Distribution Payment Date (as defined below) to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which is the period from, and including, the original issue date of the Series A Preferred Shares, being the date of the completion of the merger, to, but excluding, the next succeeding Distribution Payment Date.

When, as, and if declared by our board of directors, we pay cash distributions on the Series A Preferred Shares quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year (each such date, a “Distribution Payment Date”), which payments began on December 15, 2022. We pay cash distributions to the holders of record of Series A Preferred Shares as they appear on our share register on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as the record date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.
Distributions on the Series A Preferred Shares are not mandatory. However, distributions on the Series A Preferred Shares accrue from and including, the most recent Distribution Payment Date on which all accrued distributions have been paid, whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series A Preferred Shares which may be in arrears, and holders of the Series A Preferred Shares are not entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described above.
If in the future we issue additional shares of the Series A Preferred Shares, distributions on those additional shares will accrue from the most recent Distribution Payment Date at the then-applicable distribution rate.
The distribution rate for each Distribution Period in the Series A Floating Rate Period will be determined by the calculation agent using Three-Month LIBOR as in effect on the second London banking day prior to the beginning of the Distribution Period, which date is referred to as the “distribution determination date” for the relevant Distribution Period. The calculation agent then will add Three-Month LIBOR as determined on the distribution determination date and the spread of 688.6 basis points per annum. Once the distribution rate for the Series A Preferred Shares is determined, the calculation agent will deliver that information to us and the transfer agent for the Series A Preferred Shares. Absent manifest error, the calculation agent’s determination of the distribution rate for a Distribution Period for the Series A Preferred Shares will be final. A “London banking day” is any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.
As used in this description of Series A Preferred Shares, the term “Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three month period (the “three-month LIBOR rate”), as that rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant distribution determination date, provided that:
(i)If no offered rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) on the relevant distribution determination date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.
(ii)Otherwise, the calculation agent in consultation with us will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the distribution determination date for loans in U.S. dollars to leading European banks for a three month period for the applicable Distribution Period in an amount of at least $1,000,000. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.
(iii)Otherwise, Three-Month LIBOR for the next Distribution Period will be equal to Three-Month LIBOR in effect for the then-current Distribution Period or, in the case of the first Distribution Period in the Series A Floating Rate Period, the most recent three-month LIBOR rate on which Three-Month LIBOR could have been determined in accordance with the first sentence of this paragraph had the distribution rate been a floating rate during the Series A Fixed Rate Period.
In the event that Three-Month LIBOR is less than zero, Three-Month LIBOR shall be deemed to be zero.
Notwithstanding the foregoing clauses (i), (ii) and (iii):
(a)If the calculation agent determines on the relevant distribution determination date that LIBOR has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Series A Preferred Shares (a “Series A LIBOR Event”), then the calculation agent will use a substitute or successor base rate that it has determined, in consultation with us, is the most comparable to LIBOR; provided that if the calculation agent determines there is an industry-accepted substitute or successor base rate, then the calculation agent shall use such substitute or successor base rate.

(b)If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent, in consultation with us, may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to LIBOR, or any adjustment to the applicable spread thereon, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
Notwithstanding the foregoing, if the calculation agent determines in its sole discretion that there is no alternative rate that is a substitute or successor base rate for LIBOR, the calculation agent may, in its sole discretion, or if the calculation agent fails to do so, the Company may, appoint an independent financial advisor (“IFA”) to determine an appropriate alternative rate and any adjustments, and the decision of the IFA will be binding on the Company, the calculation agent and the holders of Series A Preferred Shares. If a Series A LIBOR Event has occurred, but for any reason an alternative rate has not been determined, an IFA has not determined an appropriate alternative rate and adjustments or an IFA has not been appointed, Three-Month LIBOR for the next Distribution Period to which the determination date relates shall be Three-Month LIBOR as in effect for the then-current Distribution Period; provided, that if this sentence is applicable with respect to the first Distribution Period in the Series A Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Series A Fixed Rate Period will remain in effect during the Series A Floating Rate Period.
Priority Regarding Distributions
While any Series A Preferred Shares remain outstanding, unless the full cumulative distributions for all past Distribution Periods on all outstanding Series A Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(1)no distribution will be declared and paid or set aside for payment on any Junior Securities (as defined below) (other than a distribution payable solely in shares of Junior Securities);
(2)no shares of Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to the original issue date of the Series A Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and
(3)no shares of Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series A Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).
The foregoing limitations do not apply to (i) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries and (ii) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
Accumulated distributions in arrears for any past Distribution Period may be declared by the board of directors and paid on any date fixed by the board of directors, whether or not a Distribution Payment Date, to holders of the Series A Preferred Shares on the record date for such payment, which may not be less than 10 days before such distribution. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series A Preferred Shares (e.g., monthly rather than quarterly), the board of directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the board of directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series A Preferred Shares on the next Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series A Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series A Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series A Preferred Shares and Parity Securities at such time.
As used in this description of Series A Preferred Shares, (i) “Junior Securities” means our ordinary shares and any other class or series of our share capital over which the Series A Preferred Shares has preference or priority in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up, (ii) “Parity Securities” means any other class or series of our share capital that ranks equally with the Series A Preferred Shares in the payment of distributions and in the distribution of assets on our liquidation, dissolution or winding up (including our Series B Preferred Shares and Series C Preferred Shares) and (iii) “Senior Securities” means any other class or series of our share capital that has preference or priority over the Series A Preferred Shares in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by our board of directors, may be declared and paid on our ordinary shares and any Junior Securities from time to time out of any funds legally available for such payment, and the holders of the Series A Preferred Shares will not be entitled to participate in those distributions.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up (“Liquidation”), the holders of the outstanding Series A Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of ordinary shares or any other Junior Securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidation distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of our remaining assets.
Conversion; Exchange and Preemptive Rights
The Series A Preferred Shares are not entitled to any preemptive rights or other rights to purchase or subscribe for our ordinary shares or any other security, and are not convertible into or exchangeable for our ordinary shares or any other security or property at the option of the holder.
Redemption
The Series A Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions.
Holders of Series A Preferred Shares do not have the right to require the redemption or repurchase of the Series A Preferred Shares.
Optional Redemption on or after September 15, 2024
We may redeem the Series A Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after September 15, 2024 (“Series A Optional Redemption”), at the redemption price equal to $25.00 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple Series A Optional Redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Optional Redemption upon a Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Series A Rating Event (as defined below), we may, at our option, redeem the Series A Preferred Shares in whole, but not in part, prior to September 15, 2024, at a redemption price per Series A Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Series A Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of September 12, 2019 for purposes of assigning ratings to securities with features similar to the Series A Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of September 12, 2019 are scheduled to be in effect with respect to the Series A Preferred Shares, or (ii) a lower equity credit being given to the Series A Preferred Shares than the equity credit that would have been assigned to the Series A Preferred Shares by such rating agency pursuant to the criteria in effect as of September 12, 2019.
Optional Redemption upon a Change of Control
If a Change of Control (as defined in the Series A Share Designation) occurs, we may, at our option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024 and within 60 days after the occurrence of such Change of Control, at a price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
If (i) a Change of Control occurs (whether before, on or after September 15, 2024) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all the outstanding Series A Preferred Shares, the distribution rate per annum on the Series A Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control.
Optional Redemption upon a Tax Redemption Event
If a Series A Tax Redemption Event (as defined in the Series A Share Designation) occurs, we may, at our option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024 and within 60 days after the occurrence of such Series A Tax Redemption Event, at a price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Voting Rights
Owners of Series A Preferred Shares do not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series A Preferred Shares are entitled to vote, each holder of Series A Preferred Shares will have one vote per share, except that when shares of any class or series of Parity Securities have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and the shares of each such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Whenever dividends on any shares of the Series A Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive, the upper limit of the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series A Preferred Shares, voting together as a single class). The holders of the Series A Preferred Shares, voting together as a single class with the holders of any series of Parity Securities then outstanding upon which like voting rights have been conferred and are exercisable (any such series, the “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional directors at a special meeting of the holders of the Series A Preferred Shares and such Other Voting Preferred Shares and at each subsequent annual meeting of the holders of our ordinary shares at which such directors are up for re-appointment; provided that when all distributions accumulated on the Series A Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of holders of the Series A Preferred Shares to appoint any directors will cease and, unless there are any Other Voting Preferred Shares entitled to vote for the election of directors, the term of office of those two directors will forthwith terminate, the office of any directors appointed by holders of the Series A Preferred Shares shall automatically be vacated and the upper limit of the number of directors constituting the board of directors shall be automatically reduced by two. However, the right of the holders of the Series A Preferred Shares and any Other Voting Preferred Shares to appoint two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above. In no event shall the holders of the Series A Preferred Shares be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our share capital is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series A Preferred Shares and any Other Voting Preferred Shares exceed two.
While any Series A Preferred Shares remain outstanding, the following actions will be deemed a variation of the rights of the Series A Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized share capital into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series A Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of at least 66 2/3% in voting power of the Series A Preferred Shares and all Other Voting Preferred Shares; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the Other Voting Preferred Shares (including the Series A Preferred Shares for this purpose), the holders of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of 66 2/3% of the Other Voting Preferred Shares (including the Series A Preferred Shares for this purpose) as a class. However, we may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any holder of the Series A Preferred Shares; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all outstanding Series A Preferred Shares shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series A Preferred Shares:
•any increase in the amount of authorized ordinary shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of preferred shares, or the authorization, creation and issuance of other classes or series of share capital, in each case ranking on parity with or junior to the Series A Preferred Shares as to distributions or distribution of assets upon our liquidation, dissolution or winding up;
•a merger or consolidation of us with or into another entity in which the Series A Preferred Shares remain outstanding with identical terms as existing immediately prior to such merger or consolidation; and
•a merger or consolidation of us with or into another entity in which the Series A Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series A Preferred Shares.
The foregoing voting rights of the holders of Series A Preferred Shares shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series A Preferred Shares to effect the redemption.
Forum Selection
The Articles provide for submission to the exclusive jurisdiction of the courts of the Cayman Islands in connection with any claim or dispute arising out of or in connection with the constitutional documents of the Company or otherwise related in any way to each Company shareholder’s shareholding in the Company, other than any action or suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.
Series B Preferred Shares
General
The Articles authorize the Company to issue up to 200,000,000 preferred shares in one or more series, and the Company’s board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, powers and duties of any such series. The “8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares” are designated as one series of our authorized preferred shares, consisting of 4,940,000 Series B Preferred Shares.

The Series B Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Shares rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series B Preferred Shares have a fixed liquidation preference of $25.00 per Series B Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of payment, whether or not declared; provided that the rights of the holders of Series B Preferred Shares to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (as defined below) and to the other matters described under “—Liquidation Rights”.
Our Series B Preferred Shares trade on Nasdaq under the symbol “FTAIO”.
Ranking
With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series B Preferred Shares rank (i) senior and prior to our ordinary shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series B Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series B Preferred Shares or does not state it is junior or senior to the Series B Preferred Shares (including our Series A Preferred Shares and Series C Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series B Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our ordinary shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
The Series B Preferred Shares are not convertible into, or exchangeable for, shares of any other class or series of our share capital or other securities and are not subject to any sinking fund or other obligation to redeem or repurchase the Series B Preferred Shares. The Series B Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series B Preferred Shares.
Distributions
Holders of the Series B Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series B Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series B Preferred Shares, being the date of the completion of the merger, to, but excluding, December 15, 2024 (the “Series B Fixed Rate Period”), 8.00% per annum, and (ii) beginning December 15, 2024 (the “Series B Floating Rate Period”), Three-Month LIBOR (as defined below) plus a spread of 644.7 basis points per annum. A “Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which is the period from, and including, the original issue date of the Series B Preferred Shares, being the date of the completion of the merger, to, but excluding, the next succeeding Distribution Payment Date.
When, as, and if declared by our board of directors, we pay cash distributions on the Series B Preferred Shares quarterly, in arrears, on each Distribution Payment Date, which payments began on December 15, 2022. We pay cash distributions to the holders of record of Series B Preferred Shares as they appear on our share register on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as the record date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.
Distributions on the Series B Preferred Shares are not mandatory. However, distributions on the Series B Preferred Shares accrue from and including, the most recent Distribution Payment Date on which all accrued distributions have been paid, whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series B Preferred Shares which may be in arrears, and holders of the Series B Preferred Shares are not entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described above.
If in the future we issue additional shares of the Series B Preferred Shares, distributions on those additional shares will accrue from the most recent Distribution Payment Date at the then-applicable distribution rate.

The distribution rate for each Distribution Period in the Series B Floating Rate Period will be determined by the calculation agent using Three-Month LIBOR as in effect on the second London banking day prior to the beginning of the Distribution Period, which date is referred to as the “distribution determination date” for the relevant Distribution Period. The calculation agent then will add Three-Month LIBOR as determined on the distribution determination date and the spread of 644.7 basis points per annum, and that sum will be the distribution rate for the applicable Distribution Period. Once the distribution rate for the Series B Preferred Shares is determined, the calculation agent will deliver that information to us and the transfer agent for the Series B Preferred Shares. Absent manifest error, the calculation agent’s determination of the distribution rate for a Distribution Period for the Series B Preferred Shares will be final. A “London banking day” is any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.
As used in this description of Series B Preferred Shares, the term “Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three month period (the “three-month LIBOR rate”), as that rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant distribution determination date, provided that:
(i)If no offered rate is displayed on Bloomberg on page BBAM1 (or any successor or replacement page) on the relevant distribution determination date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.
(ii)Otherwise, the calculation agent in consultation with us will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the distribution determination date for loans in U.S. dollars to leading European banks for a three month period for the applicable Distribution Period in an amount of at least $1,000,000. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.
(iii)Otherwise, Three-Month LIBOR for the next Distribution Period will be equal to Three-Month LIBOR in effect for the then-current Distribution Period or, in the case of the first Distribution Period in the Series B Floating Rate Period, the most recent three-month LIBOR rate on which Three-Month LIBOR could have been determined in accordance with the first sentence of this paragraph had the distribution rate been a floating rate during the Series B Fixed Rate Period.
In the event that Three-Month LIBOR is less than zero, Three-Month LIBOR shall be deemed to be zero.
Notwithstanding the foregoing clauses (i), (ii) and (iii):
(a)If the calculation agent determines on the relevant distribution determination date that LIBOR has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Series B Preferred Shares (a “Series B LIBOR Event”), then the calculation agent will use a substitute or successor base rate that it has determined, in consultation with us, is the most comparable to LIBOR; provided that if the calculation agent determines there is an industry-accepted substitute or successor base rate, then the calculation agent shall use such substitute or successor base rate.
(b)If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent, in consultation with us, may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to LIBOR, or any adjustment to the applicable spread thereon, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
Notwithstanding the foregoing, if the calculation agent determines in its sole discretion that there is no alternative rate that is a substitute or successor base rate for LIBOR, the calculation agent may, in its sole discretion, or if the calculation agent fails to do so, the Company may, appoint an IFA to determine an appropriate alternative rate and any adjustments, and the decision of the IFA will be binding on the Company, the calculation agent and the holders of Series B Preferred Shares. If a Series B LIBOR Event has occurred, but for any reason an alternative rate has not been determined, an IFA has not determined an appropriate alternative rate and adjustments or an IFA has not been appointed, Three-Month LIBOR for the next Distribution Period to which the determination date relates shall be Three-Month LIBOR as in effect for the then-current Distribution Period; provided, that if this sentence is applicable with respect to the first Distribution Period in the Series B Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Series B Fixed Rate Period will remain in effect during the Series B Floating Rate Period.
Priority Regarding Distributions
While any Series B Preferred Shares remain outstanding, unless the full cumulative distributions for all past Distribution Periods on all outstanding Series B Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(1)no distribution will be declared and paid or set aside for payment on any Junior Securities (as defined below) (other than a distribution payable solely in shares of Junior Securities);
(2)no shares of Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to the original issue date of the Series B Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and
(3)no shares of Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series B Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).
The foregoing limitations do not apply to (i) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries and (ii) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
Accumulated distributions in arrears for any past Distribution Period may be declared by the board of directors and paid on any date fixed by the board of directors, whether or not a Distribution Payment Date, to holders of the Series B Preferred Shares on the record date for such payment, which may not be less than 10 days before such distribution. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series B Preferred Shares (e.g., monthly rather than quarterly), the board of directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the board of directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series B Preferred Shares on the next Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series B Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series B Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series B Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series B Preferred Shares and Parity Securities at such time.
As used in this description of Series B Preferred Shares, (i) “Junior Securities” means our ordinary shares and any other class or series of our share capital over which the Series B Preferred Shares has preference or priority in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up, (ii) “Parity Securities” means any other class or series of our share capital that ranks equally with the Series B Preferred Shares in the payment of distributions and in the distribution of assets on our liquidation, dissolution or winding up (including our Series A Preferred Shares and Series C Preferred Shares) and (iii) “Senior Securities” means any other class or series of our share capital that has preference or priority over the Series B Preferred Shares in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by our board of directors, may be declared and paid on our ordinary shares and any Junior Securities from time to time out of any funds legally available for such payment, and the holders of the Series B Preferred Shares will not be entitled to participate in those distributions.

Liquidation Rights
Upon our voluntary or involuntary Liquidation, the holders of the outstanding Series B Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of ordinary shares or any other Junior Securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidation distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of our remaining assets.
Conversion; Exchange and Preemptive Rights
The Series B Preferred Shares are not entitled to any preemptive rights or other rights to purchase or subscribe for our ordinary shares or any other security, and are not convertible into or exchangeable for our ordinary shares or any other security or property at the option of the holder.
Redemption
The Series B Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions.
Holders of Series B Preferred Shares do not have the right to require the redemption or repurchase of the Series B Preferred Shares.
Optional Redemption on or after December 15, 2024
We may redeem the Series B Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after December 15, 2024 (“Series B Optional Redemption”), at the redemption price equal to $25.00 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple Series B Optional Redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Optional Redemption upon a Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Series B Rating Event (as defined below), we may, at our option, redeem the Series B Preferred Shares in whole, but not in part, prior to December 15, 2024, at a redemption price per Series B Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Series B Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of November 27, 2019 for purposes of assigning ratings to securities with features similar to the Series B Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of November 27, 2019 are scheduled to be in effect with respect to the Series B Preferred Shares, or (ii) a lower equity credit being given to the Series B Preferred Shares than the equity credit that would have been assigned to the Series B Preferred Shares by such rating agency pursuant to the criteria in effect as of November 27, 2019.
Optional Redemption upon a Change of Control
If a Change of Control (as defined in the Series B Share Designation) occurs, we may, at our option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024 and within 60 days after the occurrence of such Change of Control, at a price of $25.25 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

If (i) a Change of Control occurs (whether before, on or after December 15, 2024) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all the outstanding Series B Preferred Shares, the distribution rate per annum on the Series B Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control.
The Change of Control redemption feature of the Series B Preferred Shares may, in certain circumstances, make more difficult or discourage a sale or takeover of our limited liability company or a member of the Company and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.
Optional Redemption upon a Tax Redemption Event
If a Series B Tax Redemption Event (as defined in the Series B Share Designation) occurs, we may, at our option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024, and within 60 days after the occurrence of such Series B Tax Redemption Event, at a price of $25.25 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Voting Rights

Owners of Series B Preferred Shares do not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series B Preferred Shares are entitled to vote, each holder of Series B Preferred Shares will have one vote per share, except that when shares of any class or series of Parity Securities have the right to vote with the Series B Preferred Shares as a single class on any matter, the Series B Preferred Shares and the shares of each such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Whenever dividends on any shares of the Series B Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive, the upper limit of the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series B Preferred Shares, voting together as a single class). The holders of the Series B Preferred Shares, voting together as a single class with the holders of any series of Parity Securities then outstanding upon which like voting rights have been conferred and are exercisable (any such series, the “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional directors at a special meeting of the holders of the Series B Preferred Shares and such Other Voting Preferred Shares and at each subsequent annual meeting of the holders of our ordinary shares at which such directors are up for re-appointment; provided that when all distributions accumulated on the Series B Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of holders of the Series B Preferred Shares to appoint any directors will cease and, unless there are any Other Voting Preferred Shares entitled to vote for the election of directors, the term of office of those two directors will forthwith terminate, the office of any directors appointed by holders of the Series B Preferred Shares shall automatically be vacated and the upper limit of the number of directors constituting the board of directors shall be automatically reduced by two. However, the right of the holders of the Series B Preferred Shares and any Other Voting Preferred Shares to appoint two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above. In no event shall the holders of the Series B Preferred Shares be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our share capital is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Shares and any Other Voting Preferred Shares exceed two.
While any Series B Preferred Shares remain outstanding, the following actions will be deemed a variation of the rights of the Series B Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized share capital into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of at least 66 2/3% in voting power of the Series B Preferred Shares and all Other Voting Preferred Shares; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the Other Voting Preferred Shares (including the Series B Preferred Shares for this purpose), the holders of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of 66 2/3% of the Other Voting Preferred Shares (including the Series B Preferred Shares for this purpose) as a class. However, we may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any holder of the Series B Preferred Shares; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all outstanding Series B Preferred Shares shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series B Preferred Shares:
•any increase in the amount of authorized ordinary shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of preferred shares, or the authorization, creation and issuance of other classes or series of share capital, in each case ranking on parity with or junior to the Series B Preferred Shares as to distributions or distribution of assets upon our liquidation, dissolution or winding up;
•a merger or consolidation of us with or into another entity in which the Series B Preferred Shares remain outstanding with identical terms as existing immediately prior to such merger or consolidation; and
•a merger or consolidation of us with or into another entity in which the Series B Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series B Preferred Shares.
The foregoing voting rights of the holders of Series B Preferred Shares shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series B Preferred Shares to effect the redemption.
Forum Selection
The Articles provide for submission to the exclusive jurisdiction of the courts of the Cayman Islands in connection with any claim or dispute arising out of or in connection with the constitutional documents of the Company or otherwise related in any way to each Company shareholder’s shareholding in the Company, other than any action or suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.
Series C Preferred Shares
General
The Articles authorize the Company to issue up to 200,000,000 preferred shares in one or more series, and the Company’s board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, powers and duties of any such series. The “8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares” are designated as one series of our authorized preferred shares, consisting of 4,200,000 Series C Preferred Shares.
The Series C Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series C Preferred Shares rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series C Preferred Shares have a fixed liquidation preference of $25.00 per Series C Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of payment, whether or not declared; provided that the rights of the holders of Series C Preferred Shares to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (as defined below) and to the other matters described under “—Liquidation Rights”.
Our Series C Preferred Shares trade on Nasdaq under the symbol “FTAIN”.

Ranking
With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series C Preferred Shares rank (i) senior and prior to our ordinary shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series C Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series C Preferred Shares or does not state it is junior or senior to the Series C Preferred Shares (including our Series A Preferred Shares and Series B Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series C Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our ordinary shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
The Series C Preferred Shares are not convertible into, or exchangeable for, shares of any other class or series of our share capital or other securities and are not subject to any sinking fund or other obligation to redeem or repurchase the Series C Preferred Shares. The Series C Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series C Preferred Shares.
Distributions
Holders of the Series C Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series C Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series C Preferred Shares, being the date of the completion of the merger, to, but excluding, June 15, 2026 (the “Series C Reset Rate Period”), 8.25% per annum, and (ii) beginning June 15, 2026 (the “Series C Fixed Rate Period”), the Five-Year Treasury Rate (as defined below) plus a spread of 737.8 basis points per annum; provided that if the Five-Year Treasury Rate for any Distribution Period (as defined below) described in this clause (ii) cannot be determined pursuant to the definition of “Five-Year Treasury Rate,” the distribution rate for such Distribution Period will be the same as the distribution rate determined for the immediately preceding Distribution Period. A “Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which is the period from, and including, the original issue date of the Series C Preferred Shares, being the date of the completion of the merger, to, but excluding, the next succeeding Distribution Payment Date.
For purposes of calculating the distribution rate for a given Series C Fixed Rate Period, the calculation agent shall determine the “Five-Year Treasury Rate” (for any Reset Period (as defined below) commencing on or after the First Reset Date), based on the rate on the Reset Distribution Determination Date (as defined below) and equal to:
(i)The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion; or
(ii)If no calculation is provided as described in clause (i), then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, shall determine the Five-Year Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent, in its sole discretion, may determine the “business day” convention, the definition of “business day” and the Reset Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the rate described in clause (i), in a manner that is consistent with industry-accepted practices for such substitute or successor rate.
As used herein, “Reset Period” means the period from, and including, June 15, 2026 to, but excluding, the fifth-year anniversary of said date, and thereafter from, and including, the fifth-year anniversary of June 15, 2026 but excluding the following fifth-year anniversary of said date (each five-year period, commencing with June 15, 2026, a “Reset Period”).

As used herein, “Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
When, as, and if declared by our board of directors, we pay cash distributions on the Series C Preferred Shares quarterly, in arrears, on each Distribution Payment Date, which payments began on December 15, 2022. We pay cash distributions to the holders of record of Series C Preferred Shares as they appear on our share register on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as the record date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.
Distributions on the Series C Preferred Shares are not mandatory. However, distributions on the Series C Preferred Shares accrue from and including, the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears, and holders of the Series C Preferred Shares are not entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described above.
If in the future we issue additional shares of the Series C Preferred Shares, distributions on those additional shares will accrue from the most recent Distribution Payment Date at the then-applicable distribution rate.
Priority Regarding Distributions
While any Series C Preferred Shares remain outstanding, unless the full cumulative distributions for all past Distribution Periods on all outstanding Series C Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(1)no distribution will be declared and paid or set aside for payment on any Junior Securities (as defined below) (other than a distribution payable solely in shares of Junior Securities);
(2)no shares of Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to the original issue date of the Series C Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and
(3)no shares of Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series C Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).
The foregoing limitations do not apply to (i) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries and (ii) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
Accumulated distributions in arrears for any past Distribution Period may be declared by the board of directors and paid on any date fixed by the board of directors, whether or not a Distribution Payment Date, to holders of the Series C Preferred Shares on the record date for such payment, which may not be less than 10 days before such distribution. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series C Preferred Shares (e.g., monthly rather than quarterly), the board of directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the board of directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series C Preferred Shares on the next Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series C Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series C Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series C Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series C Preferred Shares and Parity Securities at such time.
As used in this description of Series C Preferred Shares, (i) “Junior Securities” means our ordinary shares and any other class or series of our share capital over which the Series C Preferred Shares has preference or priority in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up, (ii) “Parity Securities” means any other class or series of our share capital that ranks equally with the Series C Preferred Shares in the payment of distributions and in the distribution of assets on our liquidation, dissolution or winding up (including our Series A Preferred Shares and Series B Preferred Shares) and (iii) “Senior Securities” means any other class or series of our share capital that has preference or priority over the Series C Preferred Shares in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by our board of directors, may be declared and paid on our ordinary shares and any Junior Securities from time to time out of any funds legally available for such payment, and the holders of the Series C Preferred Shares will not be entitled to participate in those distributions.
Liquidation Rights
Upon our voluntary or involuntary Liquidation, the holders of the outstanding Series C Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of ordinary shares or any other Junior Securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidating distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidating distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidating distribution is made to the date of such liquidating distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of our remaining assets.
Conversion; Exchange and Preemptive Rights
The Series C Preferred Shares are not entitled to any preemptive rights or other rights to purchase or subscribe for our ordinary shares or any other security, and are not convertible into or exchangeable for our ordinary shares or any other security or property at the option of the holder.
Redemption
The Series C Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions.
Holders of Series C Preferred Shares do not have the right to require the redemption or repurchase of the Series C Preferred Shares.
Optional Redemption on or after June 15, 2026
We may redeem the Series C Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after June 15, 2026 (“Series C Optional Redemption”), at the redemption price equal to $25.00 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple Series C Optional Redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Optional Redemption upon a Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Series C Rating Event (as defined below), we may, at our option, redeem the Series C Preferred Shares in whole, but not in part, prior to June 15, 2026, at a redemption price per Series C Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Series C Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of March 25, 2021 for purposes of assigning ratings to securities with features similar to the Series C Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of March 25, 2021 are scheduled to be in effect with respect to the Series C Preferred Shares, or (ii) a lower equity credit being given to the Series C Preferred Shares than the equity credit that would have been assigned to the Series C Preferred Shares by such rating agency pursuant to the criteria in effect as of March 25, 2021.
Optional Redemption upon a Change of Control
If a Change of Control (as defined in the Series C Share Designation) occurs, we may, at our option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026 and within 60 days after the occurrence of such Change of Control, at a price of $25.25 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
If (i) a Change of Control occurs (whether before, on or after June 15, 2026) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all the outstanding Series C Preferred Shares, the distribution rate per annum on the Series C Preferred Shares will increase by 500 basis points, beginning on the 31st day following such Change of Control.
Optional Redemption upon a Tax Redemption Event

If a Series C Tax Redemption Event (as defined in the Series C Share Designation) occurs, we may, at our option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026, and within 60 days after the occurrence of such Series C Tax Redemption Event, at a price of $25.25 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Voting Rights

Owners of Series C Preferred Shares do not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series C Preferred Shares are entitled to vote, each holder of Series C Preferred Shares will have one vote per share, except that when shares of any class or series of Parity Securities have the right to vote with the Series C Preferred Shares as a single class on any matter, the Series C Preferred Shares and the shares of each such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Whenever dividends on any shares of the Series C Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive, the upper limit of the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series C Preferred Shares, voting together as a single class). The holders of the Series C Preferred Shares, voting together as a single class with the holders of any series of Parity Securities then outstanding upon which like voting rights have been conferred and are exercisable (any such series, the “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional directors at a special meeting of the holders of the Series C Preferred Shares and such Other Voting Preferred Shares and at each subsequent annual meeting of the holders of our ordinary shares at which such directors are up for re-appointment; provided that when all distributions accumulated on the Series C Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of holders of the Series C Preferred Shares to appoint any directors will cease and, unless there are any Other Voting Preferred Shares entitled to vote for the election of directors, the term of office of those two directors will forthwith terminate, the office of any directors appointed by holders of the Series C Preferred Shares shall automatically be vacated and the upper limit of the number of directors constituting the board of directors shall be automatically reduced by two. However, the right of the holders of the Series C Preferred Shares and any Other Voting Preferred Shares to appoint two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above. In no event shall the holders of the Series C Preferred Shares be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our share capital is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series C Preferred Shares and any Other Voting Preferred Shares exceed two.
While any Series C Preferred Shares remain outstanding, the following actions will be deemed a variation of the rights of the Series C Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized share capital into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series C Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of at least 66 2/3% in voting power of the Series C Preferred Shares and all Other Voting Preferred Shares; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose), the holders of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of 66 2/3% of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose) as a class. However, we may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any holder of the Series C Preferred Shares; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all outstanding Series C Preferred Shares shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series C Preferred Shares:
•any increase in the amount of authorized ordinary shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of preferred shares, or the authorization, creation and issuance of other classes or series of share capital, in each case ranking on parity with or junior to the Series C Preferred Shares as to distributions or distribution of assets upon our liquidation, dissolution or winding up;
•a merger or consolidation of us with or into another entity in which the Series C Preferred Shares remain outstanding with identical terms as existing immediately prior to such merger or consolidation; and
•a merger or consolidation of us with or into another entity in which the Series C Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series C Preferred Shares.
The foregoing voting rights of the holders of Series C Preferred Shares shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series C Preferred Shares to effect the redemption.
Forum Selection
The Articles provide for submission to the exclusive jurisdiction of the courts of the Cayman Islands in connection with any claim or dispute arising out of or in connection with the constitutional documents of the Company or otherwise related in any way to each Company shareholder’s shareholding in the Company, other than any action or suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.
Dividends
Dividends are recorded if and when declared by the board of directors. The then board of directors of FTAI declared cash dividends of $1.26, $1.32 and $1.32 per ordinary share during each of the years ended December 31, 2022, 2021 and 2020, respectively.

Additionally, the then board of directors of FTAI declared cash dividends on the FTAI Series A Preferred Shares of $2.06, $2.06 and $2.06 per share for the years ended December 31, 2022, 2021, and 2020, respectively, the Series B Preferred Shares of $2.00, $2.00 and $2.10 per share for the years ended December 31, 2022, 2021 and

2020, respectively, and the Series C Preferred Shares of $2.06 and $1.49 per share for the year ended December 31, 2022 and 2021, respectively.

Exempted Company
The Company is an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•an exempted company does not have to file an annual return of its shareholders with the registrar of Companies of the Cayman Islands;
•an exempted company’s register of members is not open to inspection;
•an exempted company does not have to hold an annual general meeting;
•an exempted company may issue no par value shares;
•an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•an exempted company may register as a limited duration company; and
•an exempted company may register as a segregated portfolio company.

Anti-Takeover Effects of Cayman Islands Law and Our Articles
The following is a summary of certain provisions of our Articles that may function to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.
Authorized but Unissued Shares
Our authorized but unissued ordinary shares and preferred shares will be available for future issuance without obtaining shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Other Provisions of Our Articles
Our Articles provides that our board shall consist of not fewer than three and not more than nine directors as the board of directors may from time to time determine. Our board of directors consists of seven directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, are generally required to effect a change in a majority of our board of directors.
The classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
In addition, our Articles provides that a director may be removed, only for cause, and only by the affirmative vote of at least 80% of the then issued and outstanding ordinary shares entitled to vote in the election of directors.

In addition, our board of directors has the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, disability, disqualification removal or resignation of a director, or as a result of an increase in the size of our board of directors.
Pursuant to our Articles, preferred shares may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties without limitation. Our Articles do not provide our shareholders with the ability to call general meetings of the shareholders.
See also, “Series A Preferred Shares-Optional Redemption upon a Change of Control,” “Series B Preferred Shares-Optional Redemption upon a Change of Control” and “Series C Preferred Shares-Optional Redemption upon a Change of Control.”
Ability of Our Shareholders to Act
Our Articles do not permit our shareholders to call general meetings. General meetings of shareholders may be called by the Board of Directors, the Chief Executive Officer, the Chairperson or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. Written notice of any general meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Our Articles do not permit our shareholders to pass resolutions in writing.
Our Articles provide that nominations of persons for election to our board of directors at any annual general meeting, or at any extraordinary meeting of our shareholders called for the purpose of electing directors, may be made (a) by or at the direction of our board of directors or (b) by certain shareholders. In addition to any other applicable requirements, for business to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form. To be timely, a shareholder’s notice must be delivered to or mailed and received at our registered office (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual general meeting; and (ii) in the case of an extraordinary meeting, not later than the tenth day following the day on which such notice of the date of the extraordinary meeting was mailed or such public disclosure of the date of the extraordinary meeting was made, whichever first occurs.
Limitations on Liability and Indemnification of Directors and Officers
Our Articles provides that our directors shall not, to the maximum extent permitted by law, be liable to us for any loss or damage incurred by us as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such director, and provided further that such director acted in good faith and in a manner such director reasonably believed to be in or not opposed to our best interests and had no reasonable cause to believe such director’s conduct was unlawful.
Our Articles provide that we indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.
We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Articles against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Articles.
Corporate Opportunity
Under our Articles, to the extent permitted by law:

•Fortress and its respective affiliates, including Fortress Investment Group LLC (the “Manager”) and Master GP, have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;
•if Fortress and its respective affiliates, including the Manager and Master GP, or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, it has no duty to offer such corporate opportunity to us, our shareholders or affiliates;
•we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and in the event that any of our directors and officers who is also a director, officer or employee of Fortress and their respective affiliates, including the Manager and Master GP, acquire knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if Fortress and their respective affiliates, including the Manager and Master GP, pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.
The Company’s Transfer Agent
The transfer agent for the Company’s shares is American Stock Transfer & Trust Company LLC, 6201 15th Avenue, Brooklyn, NY 11219.